Filed Pursuant to Rule 433

Registration Nos. 333-208544 and 333-208544-06

**Full Pricing Details**

$1.5BLN Nissan Auto Receivables 2017-C Owner Trust (NAROT 2017-C)

Jt Leads: Wells Fargo (str), Citi, MUFG, Soc Gen

Comanagers: BNP, Scotia, SMBC, TD

CLS	AMT($MM)	WAL^	F/M	L.Fin	Bnch Sprd	Yld %	Cpn %	$ Price
A1	360.000	0.24YR	F1+/P-1	12/18		1.500%	1.50%	$100.0000
A2a	350.000	1.06YR	AAA/Aaa	10/20	EDSF+ 7	1.905%	1.89%	$99.99216
A2b	205.000	1.06YR	AAA/Aaa	10/20	1mL +7			$100.0000
A3	442.500	2.30YR	AAA/Aaa	04/22	iSwps +13	2.137%	2.12%	$99.98309
A4	142.500	3.46YR	AAA/Aaa	02/24	iSwps +19	2.291%	2.28%	$99.99954

^ WAL to 5% call, 1.3% ABS

TICKER	: NAROT 2017-C
EXPECTED RATING	: Moody’s/Fitch	ERISA ELIGIBLE	: Yes
EXPECTED SETTLE	: 12/13/17	REGISTRATION	: Public
FIRST PAY DATE	: 12/15/17
MIN DEMOM	: $1k x $1k	BILL & DELIVER	: Wells Fargo
REGISTRATION	: Public

-Available Information-

* Preliminary Prospectus, Ratings FWP, CDI file (attached)

* Intex Deal Name: wsnarot2017c    Password: 7JK2

If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the filed documents, and (iii) you many obtain these documents from your sales representative, by calling 1-800-326-5897 or visiting www.sec.gov. If this communication relates to a securities offering exempt from US registration, you should contact your sales representative for the complete disclosure package.